EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              PSI INDUSTRIES, INC.

         Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being all the Board of Directors of PSI Industries, Inc., (hereinafter the "Corporation"), a Florida corporation organized and existing under and by virtue of Chapter 607 and Chapter 621 of laws of the State of Florida (hereinafter "the Corporation"), and desiring to amend and restate its Articles of Incorporation, does hereby certify:

         1. The name of the corporation is PSI Industries, Inc.

         2. The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on October 20, 1993, Document #J38802.

         3. The Amended and Restated Articles of Incorporation were adopted by the Board of Directors on February __, 1999, and by Written Consent to Action of a majority of the Shareholders on February __, 1999. To effect the foregoing, the text of the Articles of Incorporation is hereby amended and restated as herein set forth in full:

                         ARTICLE I - NAME OF CORPORATION

         The name of this corporation shall be PSI INDUSTRIES, INC.

                         ARTICLE II -TERMS OF EXISTENCE

         This corporation shall exist perpetually commencing such existence on October 20, 1986.

                          ARTICLE III - GENERAL PURPOSE

         The general purpose for which this corporation is organized shall be:

         (1) To manufacture, construct: purchase or otherwise acquire and to own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, and to invest in, trade in, deal in and with products, goods, wares, merchandise, real and personal property and services of every kind, class and description.

         (2) To organize, equip and manage a photographic supply business.

         (3) It is intended that this corporation is organized for and may conduct and transact any or all lawful business authorized and not prohibited by Chapter 607, Florida

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Statutes, as the same may be from time to time amended. Provided, however, and notwithstanding the generality of the foregoing, this corporation is not to conduct a banking, safe deposit, trust, insurance, surety, express, building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition business.

                           ARTICLE IV - CAPITAL STOCK

         The maximum number of shares of capital stock that this Corporation is authorized to issue and have outstanding at any one time is sixty-five million (65,000,000) shares, comprised of:

         (i) Sixty million (60,000,000) shares of Common Stock, having a par value of $.0001 per share; and

         (ii) Five million (5,000,000) shares of Preferred Stock, having a par value of $.0001 per share, which may be issued from to time in one or more series. The number of shares, the stated value and dividend rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations or restrictions shall be fixed in the case of each series by the Board of Directors at the time of issuance subject in all cases to the laws of the State of Florida applicable thereto and determined in accordance with the provisions of
              Section 607.0602 of the Florida Business Corporation Act.

SERIES A CONVERTIBLE PREFERRED STOCK

         The Corporation is hereby authorized to issue up to 200,000 shares of a Series of Preferred Stock which shall be entitled "Series A Convertible Preferred Stock" (the "Series A Preferred"), which shall have the following preferences, rights, qualifications, limitations or restrictions:

         1. VOTING RIGHTS. Except as otherwise provided by law, the holders of Series A Preferred, by virtue of their ownership thereof, shall be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by the holders of the number of shares of Common Stock into which such shares of Series A Preferred could be converted pursuant to Section 4 hereof immediately prior to the taking of such vote. Such vote shall be cast together with those cast by the holders of Common Stock and not as a separate class except as otherwise provided by law. The Series A Preferred shall not have cumulative voting rights.

         2. LIQUIDATION RIGHTS. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time any Series A Preferred shall

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be outstanding, the holders of the then outstanding Series A Preferred shall have a preference against the property of the Corporation available for distribution to the holders of the Corporation's equity securities equal to the amount of $30.00 per share, together with an amount equal to all unpaid dividends accrued thereon to the date of payment of such preference (the "Preferential Amount"), whether or not funds of the Corporation are legally available therefor and whether or not declared by the Board. In addition, the holders of the Series A Preferred shall be entitled to receive a participating share of any further assets available for distribution to holders of Common Stock, whether by reason of declared and unpaid dividends or otherwise, which participating share shall be the same as that which such holders would have been entitled to receive if, on the record date for determining the recipients of such distributions, such holders were the holders of record of the number of shares of Common Stock into which the outstanding shares of Series A Preferred were then convertible. In the event the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred upon dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding portions of this paragraph, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with or junior to the shares of the Series A Preferred and any other class of shares ranking on a parity with the Series A Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         3. DIVIDENDS. Holders of record of shares of Series A Preferred, out of funds legally available therefor, shall be entitled to receive dividends on their shares, which dividends shall accrue at the rate per share of 5% per annum of the stated amount of $30.00 ($1.50 per share per year for each full year) commencing on the date of issuance, in cash. Dividends on shares of Series A Preferred shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred until full cumulative dividends on all outstanding shares of Series A Preferred shall have been paid or declared and set aside for payment. Dividends shall be payable in arrears at the rate of $.75 per share for each six-month period on each January 1 and July 1 of each calendar year, to the holders of record of the Series A Preferred as they appear on the stock record books of the Corporation on such record dates not more than sixty (60) nor less than ten (10) days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof; provided, however, that the initial dividend for the Series A Preferred shall accrue for the period commencing the date of issuance through January 1, 1998. If, in any six-month period, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series A Preferred and all other classes and series of capital stock ranking in parity thereof (or such payment is otherwise prohibited by provisions of the Florida Business Corporation Law as then in effect), such funds (or shares of Series A Preferred) as are legally available to pay such



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dividends shall be paid to the holders of the Series A Preferred and to the holders of such other classes and series of capital stock, on a PRO RATA basis, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends shall be declared and paid on the next succeeding dividend date to the extent that funds (or shares of Series A Preferred) are then legally available for such purpose. Each reference herein to the Common Stock includes each other class or series of capital stock, if any, ranking junior to the Series A Preferred that may be authorized from time to time.

         4. CONVERSION.

                  (A) GENERAL. For the purposes of conversion, the Series A Preferred shall be valued at $30.00 per share ("Value"), and, if converted, the Series A Preferred shall be converted into shares of Common Stock (the "Conversion Stock") at the price per share of $2.50 per share of Conversion Stock ("Conversion Price"), subject to adjustment pursuant to the provisions of this Section 4.

                  (B) ADJUSTMENT IN CONVERSION PRICE. In the event that the average of the Corporation's earnings per share for its 1997 and 1998 fiscal years, on a fully diluted basis, as reflected on the Corporation's audited financial statements for each of these fiscal years (the "Average EPS"), is less than $.20 per share, then the conversion price shall be reduced to a number that equals 15 times the Average EPS, provided that in no event shall the conversion price be reduced below $2.50.

                  (C) RIGHT TO CONVERSION. At any time from and after the date of issuance, any holder of Series A Preferred shall have the right, at such holder's option, to convert such shares into Conversion Stock.

                  (D) METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW SERIES A PREFERRED; TRANSFER AND EXCHANGE. The conversion right granted by Section 4(C) hereof may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing Series A Preferred to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed by dividing (1) the aggregate value of the Series A Preferred so surrendered by (2) tile Conversion Price in effect at the time of such surrender. At the time of conversion of a share of Series A Preferred, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends accrued thereon to the date of conversion, or at the Corporation's option additional shares of Common Stock calculated based on the assumption that the unpaid dividends were satisfied by the issuance of additional shares of Series A Preferred which were surrendered for conversion, whether or not funds of the Corporation are legally available therefor and

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whether or not declared by the Board. Each Series A Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series A Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and (ii) unless the Series A Preferred has been fully converted, a new Series A Preferred stock certificate, representing the Series A Preferred not so converted, if any, shall also be delivered to such holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such surrender.

                  (E) MANDATORY CONVERSION. At any time after one year from the date of issuance, the Corporation can require that all outstanding shares of Series A Preferred be automatically converted at the conversion price then in effect ("Mandatory Conversion") if at the time (i) the closing bid of the Corporation's Common Stock has exceeded $7.50 per share for a period of 20 consecutive trading days, (ii) the Corporation's Common Stock has been listed on NASDAQ or another national securities exchange, and (iii) a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred has been filed with the Securities and Exchange Commission and declared effective. At the time of Mandatory Conversion, the Corporation shall pay in cash to holder thereof an amount equal to all unpaid dividends accrued thereon to the date of Mandatory Conversion. Notice shall be mailed within ten (10) days after the Mandatory Conversion, by the Corporation to each holder of Series A Preferred by first-class mail, postage prepaid, to such holder's most current address shown on the books of the Corporation. Such notice shall specify the date on which Mandatory Conversion occurred and call upon such holder to surrender to the Corporation, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of Series A Preferred so converted. In the event of Mandatory Conversion, the Corporation shall forthwith transmit to each holder of Series A Preferred upon surrender of the certificate(s) representing such shares, stock certificates for the shares of Common Stock issued as a result thereof, date the date of Mandatory Conversion, and such holder shall be deemed for all purposes to be the holder of such Common Stock as of the date of Mandatory Conversion.

                  (F) STOCK FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock which may be issued upon conversion of Series A Preferred will, upon issuance, by duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series A Preferred is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series A Preferred then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of

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Common Stock authorized and reserved for issuance upon the conversion of Series
A Preferred shall be proportionately increased.

                  (G) FURTHER ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon conversion of Series A Preferred and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                           (1) RECLASSIFICATION, CONSOLIDATION OR MERGER. In
                  case of any reclassification or change of outstanding Common Stock issuable upon conversion of Series A Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common Stock issuable upon such conversion) the rights of the holders of the outstanding Series A Preferred shall be adjusted in the manner described below:

                                    (a) In the event that the Corporation is the
                           surviving corporation, the Series A Preferred shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion thereof the holder of the Series A Preferred being converted shall procure, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Common Stock issuable upon such conversion had conversion occurred immediately prior to such reclassification, change, consolidation or merger. The Series A Preferred shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                                    (b) In the event that the Corporation is not
                           the surviving corporation, the surviving corporation shall, without payment of any additional consideration thereof, issue new Series A Preferred, providing that upon conversion thereof, the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable



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                           upon conversion of the Series A Preferred, the kind
                           and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Corporation issuable upon conversion of the Series A Preferred had such conversion occurred immediately prior to such reclassification, change, consolidation or merger. Such new Series A Preferred shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (b) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                           (2) SUBDIVISION OR COMBINATION OF SHARES. If the
                  Corporation, at any time while any of the Series A Preferred is outstanding, shall subdivide or combine its Common Stock, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of a subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of holders of this Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                           (3) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the
                  Corporation, at any time while any of the Series A Preferred is outstanding, shall:

                                    (a) STOCK DIVIDENDS. Pay a dividend payable
                           in Common Stock, effect a stock split or make any other distribution of Common Stock in respect of its Common Stock, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend, stock split or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Conversion Price theretofore in effect by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, stock split or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend, stock split or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would

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                           have been outstanding had the Corporation issued
                           fractional shares in connection with said dividend, stock split or distribution); or

                                    (b) LIQUIDATING DIVIDENDS, ETC. Make a
                           distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the Articles of Incorporation and the laws of the State of Utah, the holders of the Series A Preferred shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Corporation receivable upon such conversion, had they been the holders of record of such Common Stock on the record date for such distribution and an appropriate provision therefor shall be made a part of any such distribution.

                           (4) SALES OF COMMON STOCK AT A PRICE BELOW THE
                  CONVERSION PRICE. If at any time the Corporation sells shares of its Common Stock at a per share price that is below the then current conversion price with respect to the Series A Preferred, the conversion price of the Series A Preferred shall be correspondingly adjusted to account for the decrease in the Company's tangible book value per share.

                  (H) NOTICE OF ADJUSTMENTS. Whenever the Conversion Price shall be adjusted pursuant to Subsection 4(F) hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Security or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to each holder of Series A Preferred at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

                  (I) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with any conversion of Series A Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

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                  (J) NO REISSUANCE OF SERIES A PREFERRED. No shares of Series A
Preferred which have been converted into Common Stock shall be reissued by the Corporation; PROVIDED HOWEVER, that each such share, after being retired and cancelled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be issued as a share of Preferred Stock not designated Series A Preferred.

SERIES B CONVERTIBLE PREFERRED STOCK

         The Corporation is hereby authorized to issue up to 20,000 shares of a Series of Preferred Stock which shall be entitled "Series B Convertible Preferred Stock" (the "Series B Preferred"), which shall have the following preferences, rights, qualifications, limitations or restrictions:

         1. VOTING RIGHTS. Except as otherwise provided by law, the holders of Series B Preferred, by virtue of their ownership thereof, shall not have any voting rights.

         2. LIQUIDATION RIGHTS. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time any Series B Preferred shall be outstanding, the holders of the then outstanding Series B Preferred shall have a preference on an equal and pro-rata basis with holders of the Company's Series A Convertible Preferred Stock against the property of the Corporation available for distribution to the holders of the Corporation's equity securities equal to the amount of $100.00 per share.

         3. DIVIDENDS. Holders of record of shares of Series A Preferred, shall not receive dividends on their shares.

         4. CONVERSION.

                  (A) GENERAL. For the purposes of conversion, the Series B Preferred shall be valued at $100.00 per share ("Value"), and, if converted, the Series B Preferred shall be converted into shares of Common Stock (the "Conversion Stock") at the price per share of $3.00 per share of Conversion Stock ("Conversion Price"), subject to adjustment pursuant to the provisions of this Section 4.

                  (B) RIGHT TO CONVERSION. At any time from and after the date of issuance, any holder of Series B Preferred shall have the right, at such holder's option, to convert such shares into Conversion Stock.

                  (C) METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW SERIES B PREFERRED; TRANSFER AND EXCHANGE. The conversion right granted by Section 4(B) hereof may be exercised, in whole or in part, by the surrender of the stock certificate or stock certificates representing Series B Preferred to be converted at the

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principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) accompanied by written notice of election to convert against delivery of that number of whole shares of Common Stock as shall be computed by dividing (1) the aggregate value of the Series B Preferred so surrendered by (2) the Conversion Price in effect at the time of such surrender. Each Series B Preferred stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series B Preferred granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and (ii) unless the Series B Preferred has been fully converted, a new Series B Preferred stock certificate, representing the Series B Preferred not so converted, if any, shall also be delivered to such holder forthwith. The stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such surrender.

                  (D) STOCK FULLY PAID, RESERVATION OF SHARES. All shares of Common Stock which may be issued upon conversion of Series B Preferred will, upon issuance, by duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series B Preferred is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series B Preferred then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of Common Stock authorized and reserved for issuance upon the conversion of Series B Preferred shall be proportionately increased.

                  (E) FURTHER ADJUSTMENT OF CONVERSION PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon conversion of Series B Preferred and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                           (1) RECLASSIFICATION, CONSOLIDATION OR MERGER. In
                  case of any reclassification or change of outstanding Common Stock issuable upon conversion of Series B Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or

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

                  combination -- of outstanding Common Stock issuable upon such conversion) the rights of the holders of the outstanding Series B Preferred shall be adjusted in the manner described below:

                                    (a) In the event that the Corporation is the
                           surviving corporation, the Series B Preferred shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion thereof the holder of the Series B Preferred being converted shall procure, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Common Stock issuable upon such conversion had conversion occurred immediately prior to such reclassification, change, consolidation or merger. The Series B Preferred shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                                    (b) In the event that the Corporation is not
                           the surviving corporation, the surviving corporation shall, without payment of any additional consideration thereof, issue new Series B Preferred, providing that upon conversion thereof, the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon conversion of the Series B Preferred, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Corporation issuable upon conversion of the Series B Preferred had such conversion occurred immediately prior to such reclassification, change, consolidation or merger. Such new Series B Preferred shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (b) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                           (2) SUBDIVISION OR COMBINATION OF SHARES. If the
                  Corporation, at any time while any of the Series B Preferred is outstanding, shall subdivide or combine its Common Stock, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of a subdividing, as of

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

                  such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of holders of this Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                           (3) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the
                  Corporation, at any time while any of the Series B Preferred is outstanding, shall:

                                    (a) STOCK DIVIDENDS. Pay a dividend payable
                           in Common Stock, effect a stock split or make any other distribution of Common Stock in respect of its Common Stock, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend, stock split or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Conversion Price theretofore in effect by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, stock split or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend, stock split or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend, stock split or distribution); or

                                    (b) LIQUIDATING DIVIDENDS, ETC. Make a
                           distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the Articles of Incorporation and the laws of the State of Florida, the holders of the Series B Preferred shall, upon conversion thereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Corporation receivable upon such conversion, had they been the holders of record of such Common Stock on the record date for such distribution and an appropriate provision therefor shall be made a part of any such distribution.

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                  (F) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with any conversion of Series B Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

                  (G) NO REISSUANCE OF SERIES B PREFERRED. No shares of Series B Preferred which have been converted into Common Stock shall be reissued by the Corporation; PROVIDED HOWEVER, that each such share, after being retired and cancelled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be issued as a share of Preferred Stock not designated Series B Preferred.

                      ARTICLE V - INITIAL REGISTERED OFFICE
                              AND REGISTERED AGENT

         The initial street address of the registered office of this corporation in the State of Florida will be 200 Sweetwater Square, Fox Valley Drive, Longwood, Florida 32779. The Board of Directors may from time to time move the registered office to any other address in Florida. The name of the initial registered agent of this corporation at that address is Stephen C.L. Chong. The Board of Directors may from time to time designate a new registered agent.

                       ARTICLE VI - AMENDMENT TO ARTICLES

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto any right conferred upon the shareholders is subject to this reservation.

                          ARTICLE VII - INDEMNIFICATION

         The corporation shall indemnify any registered agent, officer, director or incorporator, or any former registered agent, officer or director, to the full extent permitted by law.

         The foregoing Amended and Restated Articles and Amendments were adopted by the Board of Directors of the Corporation pursuant to a Written Consent of all of the Board of Directors of the Corporation, and by a majority of the Shareholders of the Common Stock, acting by Written Consent pursuant to Sections
607.0821 and 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast to amend and restate the Corporation's Articles of Incorporation was sufficient for approval.

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         IN WITNESS WHEREOF, these Amended and Restated Articles of
Incorporation of PSI Industries, Inc., a Florida corporation, have been executed this ___ day of February, 1999.



                                       --------------------------------------
                                       Dominick Seminara, Chairman and
                                       Chief Executive Officer

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